                                                                      Exhibit 12


                               LAND O'LAKES, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)


                                                                                 YEARS ENDED DECEMBER 31,
                                                                                 ------------------------
                                                              1997          1998        1999          2000        2001
                                                              ----          ----        ----          ----        ----
Earnings before income taxes and extraordinary
   item.............................................       $106,650      $ 70,048     $21,498      $ 85,582     $ 89,540
Plus:  Fixed charges(1).............................         21,622        35,670      53,602        63,009       66,035
Less:  Capitalized interest.........................            399         1,784       1,735         1,457          126
                                                           --------      --------     -------      --------     --------
      Earnings available to cover fixed charges.....       $128,671      $107,502     $76,835      $150,048     $155,701
                                                           ========      ========     =======      ========     ========
Ratio of earnings to fixed charges..................           6.0x          3.0x        1.4x          2.4x         2.4x
                                                           ========      ========     =======      ========     ========


(1)   Fixed charges consist of the following:


                                                                              YEARS ENDED DECEMBER 31,
                                                                              ------------------------
                                                             1997         1998        1999         2000        2001
                                                             ----         ----        ----         ----        ----
Interest expense, net...............................       $14,622      $27,170     $44,702      $52,439     $56,086
Rentals (interest factor)...........................         7,000        8,500       8,900       10,570       9,949
                                                           -------      -------     -------      -------     -------
   Total fixed charges..............................       $21,622      $35,670     $53,602      $63,009     $66,035
                                                           =======      =======     =======      =======     =======

                         LAND O'LAKES FARMLAND FEED LLC
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)



                                                            LAND O'LAKES FEED DIVISION     LAND O'LAKES FARMLAND FEED LLC
                                                            --------------------------     ------------------------------
                                                                           NINE MONTHS     THREE MONTHS
                                                           YEAR ENDED         ENDED            ENDED        YEAR ENDED
                                                           DECEMBER 31,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                              1999             2000            2000            2001
                                                              ----             ----            ----            ----
Net earnings (loss) ...................................      $25,362         $22,219          $(6,228)        $39,146
Plus:  Fixed charges(1)................................        2,534           1,014            2,185           7,688
                                                             -------         -------          -------         -------
   Earnings available to cover fixed charges...........      $27,896         $23,233          $(4,043)        $46,834
                                                             =======         =======          =======         =======
Ratio of earnings to fixed charges(2)..................        11.0x           22.9x                -            6.1x
                                                             =======         =======          =======         =======


(1)   Fixed charges consist of the following:


                                                            LAND O'LAKES FEED DIVISION     LAND O'LAKES FARMLAND FEED LLC
                                                            --------------------------     ------------------------------
                                                                           NINE MONTHS     THREE MONTHS
                                                           YEAR ENDED        ENDED            ENDED         YEAR ENDED
........................................................    DECEMBER 31,    SEPTEMBER 30,   DECEMBER 31,     DECEMBER 31,
........................................................       1999             2000            2000            2001
                                                              ----             ----            ----            ----
Interest expense, net..................................      $1,867          $  444           $2,052          $6,088
Rentals (interest factor)..............................         667             570              133           1,600
                                                             ------          ------           ------          ------
   Total fixed charges.................................      $2,534          $1,014           $2,185          $7,688
                                                             ======          ======           ======          ======


(2) For the three months ended December 31, 2000, earnings were inadequate to cover fixed charges. The deficiency of $6,228 was the result of restructuring charges totaling $9,700. Exclusive of these charges, the ratio of earnings to fixed charges would have been 2.6 for the three months ended December 31, 2000.